EXHIBIT 32

CERTIFICATIONS UNDER SECTION 906 OF SARBANES-OXLEY

In connection with the quarterly report of Alternet Systems, Inc. (the "Company") on Form 10QSB for the fiscal year ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael Dearden, President & C.E.O. of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MICHAEL DEARDEN
Name:	Michael Dearden
Title:	President & Chief Executive Officer
August 13, 2004

In connection with the quarterly report of Alternet Systems, Inc. (the "Company") on Form 10QSB for the fiscal period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Griffin Jones, Chief Accounting Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GRIFFIN JONES
Name:	GRIFFIN JONES
Title:	Chief Accounting Officer and Treasurer
August 13, 2004